Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS THIRD QUARTER 2021 EPS OF $2.09

SEATTLE, WASHINGTON - November 2, 2021, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced third quarter 2021 financial results including the following highlights compared to the same quarter of 2020:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 87% to $2.09
•	Net Earnings Attributable to Shareholders increased 88% to $359 million
•	Operating Income increased 94% to $490 million
•	Revenues increased 84% to $4.3 billion
•	Airfreight tonnage volume and ocean container volume increased 28% and 15%, respectively

“In a marketplace that remains severely impacted by labor and infrastructure constraints throughout the supply chain, our people continue to perform at their best by identifying, accessing, and securing available space,” said Jeffrey S. Musser, President and Chief Executive Officer. “There remains an overall deficiency of available air capacity due to a reduction of passenger belly space on international routes. Despite increased utilization of air charters, there is insufficient capacity to meet the current high demand. At the same time, unprecedented congestion at the ocean ports due to labor and equipment shortages is disrupting sailing schedules and causing significant delays. There is simply not enough equipment, warehouse and pier space, or people in the locations where they are needed to meaningfully reduce the significant backlogs of cargo. Handling record volumes under these conditions has not been easy, but we continue to set records for company performance by servicing our customers at the highest level.

“The entire global infrastructure for the movement of cargo remains stretched beyond its limits. While certain ocean ports are particularly constrained, most notably on the U.S. west coast, many of the current bottlenecks stem from supply and infrastructure issues that were building well before the pandemic. The global reaction to COVID-19, including lockdowns, facility closures and spikes in demand for certain products, exposed and exacerbated those long-simmering issues. Unfortunately, there is no simple or immediate fix. As a result, we believe these current conditions are likely to last well into 2022.

“We also believe, as we always have, that our company’s best strategy for achieving ongoing success in servicing our customers and growing our business depends on our strong culture of close collaboration. As many of the most restrictive pandemic precautionary measures are being lifted around the world, we are carefully bringing our people back to on-site work in a measured and cautious manner. Our view is that the stresses of so many of our people working at such an accelerated pace from so many remote, off-site locations would be unsustainable over the long term.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “Our strong results continue to demonstrate our ability to adapt and perform exceptionally well on behalf of our customers under very trying conditions. Demand continues to far outstrip available capacity. Buy and sell rates for both air and ocean remain elevated and erratic. Despite those conditions, our operating efficiency is strong, even as each individual shipment requires more resources and greater attention, and conditions change rapidly. While we are performing exceptionally well under these trying circumstances, I continue to caution that we are unable to predict how long the current conditions will persist or the impact they will have on our future operations.”

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

Third Quarter 2021 Earnings Release, November 2, 2021

Financial Highlights for the three and nine months ended September 30, 2021 and 2020 (Unaudited)

(in 000's of US dollars except per share data)

	Three months ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change
Revenues[3]	$4,319,261	$2,348,713	84%	$11,127,174	$6,603,558	69%
Directly related cost of transportation and other expenses[1,3]	$3,185,490	$1,614,334	97%	$8,031,407	$4,504,452	78%
Salaries and other operating expenses[2]	$644,134	$482,434	34%	$1,809,970	$1,440,480	26%
Operating income	$489,637	$251,945	94%	$1,285,797	$658,626	95%
Net earnings attributable to shareholders	$359,068	$191,307	88%	$962,660	$497,520	93%
Diluted earnings attributable to shareholders per share	$2.09	$1.12	87%	$5.61	$2.92	92%
Basic earnings attributable to shareholders per share	$2.12	$1.14	86%	$5.68	$2.96	92%
Diluted weighted average shares outstanding	171,565	170,735		171,549	170,539
Basic weighted average shares outstanding	169,633	168,310		169,398	167,942

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

3Beginning in the first quarter of 2019, the Company made changes to its process and presentation of freight services revenue and directly related transportation operating expenses with the objective that at each reporting level (reporting entity, segment and consolidated level) the gross revenue and associated directly related operating expenses be representative of the location where the services were performed, the operating expenses were incurred and where the revenues were earned. During the second quarter of 2021, management identified and corrected certain immaterial errors in the Company’s historical financial statements primarily related to this process that was utilized through the first quarter of 2021. The process missed an intercompany elimination of revenues and an equal and offsetting amount of directly related transportation expenses, principally impacting airfreight services in North Asia. The errors overstated revenues and directly related transportation operating expenses by equal amounts in the consolidated statements of earnings. The errors had no impact on operating income, net earnings, and earnings per share nor any other financial statement amount. Further, the errors had no impact on the balance sheets, statements of shareholders’ equity, other comprehensive income and cash flows. These errors do not affect any of the metrics used to calculate or evaluate management’s compensation and had no impact on bonuses, commissions, share-based compensation or any other employee remuneration. Historical amounts have been revised and are presented on a comparable basis.

During the nine months ended September 30, 2021 and 2020, we repurchased 2.0 million and 4.4 million shares of common stock at an average price of $110.45 and $71.41 per share, respectively.

	Employee Full-time Equivalents as of September 30,
	2021	2020
North America	7,315	6,666
Europe	3,860	3,361
North Asia	2,440	2,406
South Asia	1,740	1,643
Middle East, Africa and India	1,507	1,509
Latin America	801	800
Information Systems	976	975
Corporate	395	383
Total	19,034	17,743

Disclaimer on Forward-Looking Statements:

NOTE:  See Disclaimer on Forward-Looking Statements in this release.

	Third quarter year-over-year percentage increase in:
2021	Airfreight kilos	Ocean freight FEU
July	36%	18%
August	36%	21%
September	15%	7%
Quarter	28%	15%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on November 5, 2021 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding the future stabilization of supply/demand imbalance and rate volatility; the continued unsettled operating environment due to continued scarce air and ocean capacity; elevated air and ocean pricing and an increase in demand for such services; port congestion; equipment imbalances; labor shortages; insufficient warehouse and pier space; trade disruptions; rising fuels costs; and the uneven lifting of the COVID-19 pandemic restrictions. Future financial performance could differ materially because of factors such as: our ability to leverage the strength of our carrier relationships to secure space; the strength of our non-asset-based operating model; our expectation that the supply/demand imbalance and rate volatility will continue for the remainder of 2021 and likely well into 2022, and will stabilize over time; our ability to re-open our offices for return-to-work; our ability to continue to enhance our productivity; our expectation that the current unprecedented operating conditions will not persist long-term; our ability to invest in our strategic efforts to explore new areas for profitable growth; and our ability to remain a strong, healthy, unified and resilient organization. The COVID-19 pandemic could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2021	December 31, 2020
Assets:
Current Assets:
Cash and cash equivalents	$1,820,106	$1,527,791
Accounts receivable, less allowance for credit loss of $7,285 at September 30, 2021 and $5,579 at December 31, 2020	3,330,398	1,998,055
Deferred contract costs	841,689	327,448
Other	119,346	110,250
Total current assets	6,111,539	3,963,544
Property and equipment, less accumulated depreciation and amortization of $533,450 at September 30, 2021 and $516,988 at December 31, 2020	491,577	506,425
Operating lease right-of-use assets	448,228	432,723
Goodwill	7,927	7,927
Other assets, net	17,112	16,884
Total assets	$7,076,383	$4,927,503
Liabilities:
Current Liabilities:
Accounts payable	$1,806,977	$1,136,859
Accrued liabilities, primarily salaries and related costs	342,151	257,021
Contract liabilities	977,660	379,722
Current portion of operating lease liabilities	81,362	74,004
Federal, state and foreign income taxes	67,332	45,437
Total current liabilities	3,275,482	1,893,043
Noncurrent portion of operating lease liabilities	374,658	364,185
Deferred federal and state income taxes, net	5,651	7,048
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 169,392 shares at September 30, 2021 and 169,294 shares at December 31, 2020	1,694	1,693
Additional paid-in capital	74,925	157,496
Retained earnings	3,463,539	2,600,201
Accumulated other comprehensive loss	(122,800)	(99,753)
Total shareholders’ equity	3,417,358	2,659,637
Noncontrolling interest	3,234	3,590
Total equity	3,420,592	2,663,227
Total liabilities and equity	$7,076,383	$4,927,503

02-November-2021	Expeditors International of Washington, Inc.	Page 4 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues:
Airfreight services	$1,628,115	$983,199	$4,477,599	$2,908,451
Ocean freight and ocean services	1,598,597	609,816	3,651,059	1,590,541
Customs brokerage and other services	1,092,549	755,698	2,998,516	2,104,566
Total revenues	4,319,261	2,348,713	11,127,174	6,603,558
Operating Expenses:
Airfreight services	1,244,381	723,340	3,335,253	2,122,205
Ocean freight and ocean services	1,254,334	452,028	2,859,020	1,177,696
Customs brokerage and other services	686,775	438,966	1,837,134	1,204,551
Salaries and related	519,611	373,613	1,452,902	1,110,760
Rent and occupancy	46,730	42,484	137,376	126,383
Depreciation and amortization	12,753	15,851	38,415	42,620
Selling and promotion	4,237	2,945	10,479	14,301
Other	60,803	47,541	170,798	146,416
Total operating expenses	3,829,624	2,096,768	9,841,377	5,944,932
Operating income	489,637	251,945	1,285,797	658,626
Other Income (Expense):
Interest income	2,462	1,504	6,596	8,870
Other, net	733	980	6,382	5,161
Other income, net	3,195	2,484	12,978	14,031
Earnings before income taxes	492,832	254,429	1,298,775	672,657
Income tax expense	132,922	62,710	333,941	173,968
Net earnings	359,910	191,719	964,834	498,689
Less net earnings attributable to the noncontrolling interest	842	412	2,174	1,169
Net earnings attributable to shareholders	$359,068	$191,307	$962,660	$497,520
Diluted earnings attributable to shareholders per share	$2.09	$1.12	$5.61	$2.92
Basic earnings attributable to shareholders per share	$2.12	$1.14	$5.68	$2.96
Weighted average diluted shares outstanding	171,565	170,735	171,549	170,539
Weighted average basic shares outstanding	169,633	168,310	169,398	167,942

02-November-2021	Expeditors International of Washington, Inc.	Page 5 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Operating Activities:
Net earnings	$359,910	$191,719	$964,834	$498,689
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	3,739	398	6,028	4,607
Deferred income tax (benefit) expense	(7,658)	(1,276)	2,343	2,872
Stock compensation expense	15,204	12,297	57,298	45,091
Depreciation and amortization	12,753	15,851	38,415	42,620
Other, net	626	2,919	1,523	3,470
Changes in operating assets and liabilities:
Increase in accounts receivable	(714,300)	(106,065)	(1,377,997)	(274,440)
Increase in accounts payable and accrued liabilities	436,343	94,232	769,525	201,929
Increase in deferred contract costs	(328,932)	(81,486)	(550,572)	(99,887)
Increase in contract liabilities	381,192	91,638	635,286	112,244
Increase (decrease) in income taxes payable, net	33,378	(41,286)	32,022	(10,644)
Increase in other, net	(14,884)	(17,373)	(15,208)	(13,242)
Net cash from operating activities	177,371	161,568	563,497	513,309
Investing Activities:
Purchase of property and equipment	(9,870)	(9,178)	(24,800)	(37,419)
Other, net	(157)	1,174	(53)	963
Net cash from investing activities	(10,027)	(8,004)	(24,853)	(36,456)
Financing Activities:
Proceeds from borrowing on lines of credit, net	7,479	31	7,568	11
Proceeds from issuance of common stock	56,965	121,430	99,433	174,016
Repurchases of common stock	(76,595)	—	(225,064)	(314,225)
Dividends paid	—	—	(98,387)	(86,815)
Payments for taxes related to net share settlement of equity awards	(4)	—	(15,172)	(10,566)
Distribution to noncontrolling interest	(1,631)	—	(1,631)	—
Net cash from financing activities	(13,786)	121,461	(233,253)	(237,579)
Effect of exchange rate changes on cash and cash equivalents	(7,573)	10,030	(13,076)	(4,255)
Change in cash and cash equivalents	145,985	285,055	292,315	235,019
Cash and cash equivalents at beginning of period	1,674,121	1,180,455	1,527,791	1,230,491
Cash and cash equivalents at end of period	$1,820,106	$1,465,510	$1,820,106	$1,465,510
Taxes Paid:
Income taxes	$104,617	$106,434	$295,153	$180,242

02-November-2021	Expeditors International of Washington, Inc.	Page 6 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended September 30, 2021:
Revenues	$1,134,096	116,404	54,303	1,690,381	538,780	564,810	221,777	(1,290)	4,319,261
Directly related cost of transportation and other expenses[1]	$661,515	63,031	34,216	1,417,283	445,970	389,208	174,733	(466)	3,185,490
Salaries and other operating expenses[2]	$238,943	33,077	14,759	141,109	54,003	126,475	36,598	(830)	644,134
Operating income	$233,638	20,296	5,328	131,989	38,807	49,127	10,446	6	489,637
Identifiable assets at period end	$3,417,496	256,638	110,406	1,558,109	457,615	990,123	328,671	(42,675)	7,076,383
Capital expenditures	$6,001	248	175	435	351	2,254	406	—	9,870
Equity	$2,451,584	93,084	37,087	368,535	129,941	258,805	123,304	(41,748)	3,420,592
For the three months ended September 30, 2020:
Revenues[3]	$686,243	77,414	39,193	795,155	259,069	359,107	133,447	(915)	2,348,713
Directly related cost of transportation and other expenses[1,3]	$379,586	44,196	23,361	632,858	192,175	242,384	100,301	(527)	1,614,334
Salaries and other operating expenses[2]	$197,749	25,325	12,359	81,876	39,926	96,658	28,925	(384)	482,434
Operating income	$108,908	7,893	3,473	80,421	26,968	20,065	4,221	(4)	251,945
Identifiable assets at period end	$2,336,071	163,943	76,173	689,525	231,771	642,124	228,423	(9,476)	4,358,554
Capital expenditures	$4,703	483	180	1,075	665	1,780	292	—	9,178
Equity	$1,791,658	77,915	31,324	246,557	97,564	185,352	110,714	(36,611)	2,504,473

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the nine months ended September 30, 2021:
Revenues[3]	$3,007,053	311,986	146,148	4,208,811	1,306,264	1,576,092	574,469	(3,649)	11,127,174
Directly related cost of transportation and other expenses[1,3]	$1,731,032	175,392	86,868	3,471,453	1,051,133	1,072,973	444,132	(1,576)	8,031,407
Salaries and other operating expenses[2]	$718,762	90,114	41,871	354,841	146,214	359,338	100,899	(2,069)	1,809,970
Operating income	$557,259	46,480	17,409	382,517	108,917	143,781	29,438	(4)	1,285,797
Identifiable assets at period end	$3,417,496	256,638	110,406	1,558,109	457,615	990,123	328,671	(42,675)	7,076,383
Capital expenditures	$11,931	434	300	1,192	1,462	7,908	1,573	—	24,800
Equity	$2,451,584	93,084	37,087	368,535	129,941	258,805	123,304	(41,748)	3,420,592
For the nine months ended September 30, 2020:
Revenues[3]	$1,975,874	232,324	114,637	2,277,027	642,302	1,024,127	340,000	(2,733)	6,603,558
Directly related cost of transportation and other expenses[1,3]	$1,108,164	130,300	69,828	1,792,933	463,690	692,872	248,088	(1,423)	4,504,452
Salaries and other operating expenses[2]	$631,396	74,320	36,220	236,480	109,018	274,269	80,063	(1,286)	1,440,480
Operating income	$236,314	27,704	8,589	247,614	69,594	56,986	11,849	(24)	658,626
Identifiable assets at period end	$2,336,071	163,943	76,173	689,525	231,771	642,124	228,423	(9,476)	4,358,554
Capital expenditures	$28,276	1,692	498	1,785	1,035	3,418	715	—	37,419
Equity	$1,791,658	77,915	31,324	246,557	97,564	185,352	110,714	(36,611)	2,504,473

02-November-2021	Expeditors International of Washington, Inc.	Page 7 of 8

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

3Beginning in the first quarter of 2019, the Company made changes to its process and presentation of freight services revenue and directly related transportation operating expenses with the objective that at each reporting level (reporting entity, segment and consolidated level) the gross revenue and associated directly related operating expenses be representative of the location where the services were performed, the operating expenses were incurred and where the revenues were earned. During the second quarter of 2021, management identified and corrected certain immaterial errors in the Company’s historical financial statements primarily related to this process that was utilized through the first quarter of 2021. The process missed an intercompany elimination of revenues and an equal and offsetting amount of directly related transportation expenses, principally impacting airfreight services in North Asia. The errors overstated revenues and directly related transportation operating expenses by equal amounts in the consolidated statements of earnings. The errors had no impact on operating income, net earnings, and earnings per share nor any other financial statement amount. Further, the errors had no impact on the balance sheets, statements of shareholders’ equity, other comprehensive income and cash flows. Historical amounts for business segment information have been revised and are presented on a comparable basis.

The Company’s consolidated financial results in the three and nine months ended September 30, 2021 and 2020 were each significantly impacted by the effects of the global pandemic in divergent ways. In all quarters of 2021, the Company experienced strong volumes and high average sell and buy rates as a result of imbalances between demand and carrier capacity and continuing effects of disruptions in supply chains originating in measures to combat the pandemic in 2020.

This is in contrast with slower activity in North Asia in the first quarter of 2020 as the pandemic resulted in temporary closures and limited operations in the Company’s China offices. Shipments were also rerouted or delayed by customers and service providers as they were taking their own precautionary measures. This was followed by significant increases in airfreight services revenues and related expenses, in the second and third quarters of 2020, as a result of demand for time-sensitive delivery of technology equipment and medical equipment and supplies from China, which combined with reductions in airfreight supply resulted in significantly higher average buy and sell rates.

These impacts are affecting all of the Company’s geographical segments and most notably the year-over-year comparability of the North Asia segment. For the three months ended September 30, 2021 and 2020, the People's Republic of China, including Hong Kong, represented 32% and 27%, respectively, of the Company’s total revenues and 21% and 26%, respectively, of the total operating income. For the nine months ended September 30, 2021 and 2020, the People's Republic of China, including Hong Kong, represented 30% and 28%, respectively, of the Company’s total revenues and 23% and 30%, respectively, of the total operating income.

02-November-2021	Expeditors International of Washington, Inc.	Page 8 of 8